Exhibit 10.47

EMPLOYMENT CONTRACT

This Agreement, dated for reference purposes only January 2, 2007, is entered into by and between IWT Tesoro Corporation (hereinafter referred to as the “EMPLOYER,” “Company,” or “IWTT”) having its principal place of business at 191 Post Road West, Westport, CT 06880, and David W. Whitwell, (hereinafter referred to as the “EMPLOYEE”), whose residence address is 5 Mohegan Lane, Rye Brook, NY 10573.

WHEREAS, the EMPLOYER desires to retain the services of the EMPLOYEE; and

WHEREAS, the EMPLOYER and EMPLOYEE desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between them;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration exchanged between the parties, the EMPLOYER and the EMPLOYEE hereby agree as follows:

ARTICLE I
TERM OF EMPLOYMENT

1.01 - The term of this Agreement will commence on November 11, 2006 (the “Commencement Date”) and end on December 31, 2008.  Thereafter, the Agreement will automatically renew on January 1 of each year for successive one-year terms, unless either party gives written notice that it wishes not to renew at least 90 days prior to the then current termination date.  This Agreement may be terminated earlier as provided below in Article VII.  If the Company terminates the EMPLOYEE without cause during the original or any successive term or gives notice of non-renewal at the end of the original or subsequent term, the Company will continue his base salary after the termination date for six months, unless Section 1.02 is applicable.  Payments pursuant to Section 1.02 will satisfy this severance requirement.

1.02 - If there is a “change of control” of IWTT (as defined below), and if within 365 days after the change of control (i) the EMPLOYEE is terminated without cause (as defined in Article VII), or (ii) if the Employee elects to terminate this Agreement for “good reason” as defined below, then EMPLOYER will pay the EMPLOYEE in a lump sum an amount equal to his Base Salary (as set forth on Exhibit A), Additional Compensation (as set forth on Exhibit B, excluding the stock grant set forth in Section 2), and most recent Bonus (as set forth on Exhibit C, excluding Section 2). “Change of control” is defined to occur when there is a sale or other disposition of all or substantially all of the assets or business of IWT and its subsidiaries.  “Good reason” is defined to include a reduction of the EMPLOYEE’S Base Salary other than in connection with an across-the-board salary reduction applicable to all executive officers of the Company, a demotion or removal from office, or a material reduction in his duties and responsibilities.

ARTICLE II
DUTIES OF EMPLOYEE

2.01- The EMPLOYEE is employed as Chief Financial Officer of IWTT, reporting to the Chairman of IWTT.  His responsibilities and authority will include corporate accounting, the relationship with outside auditors, and the completion and filing of periodic SEC reports for IWTT and its subsidiaries, including the preparation of consolidated financial statements.  The EMPLOYEE will also participate in IWTT’s banking, investment banking relationships, and merger and acquisition activity.  He will assist in establishing the financial components of new corporate opportunities.  These responsibilities may be amended by IWTT’s Chairman from time to time.  The EMPLOYEE shall devote his entire work time to the business of the EMPLOYER and shall perform all employment duties in compliance with the directions of the IWTT’s Board of Directors.

2.02 - At the commencement of the employment, the EMPLOYEE will be based at the Company’s offices in Westport, CT, and will travel to the Company’s other offices as necessary pursuant to the Company’s expense reimbursement policy.  It is possible that the Company would require the EMPLOYEE to relocate.  In that event, the EMPLOYEE will be eligible for the Company’s standard relocation package.

HOURS OF EMPLOYMENT

2.03- The EMPLOYEE shall work such hours as are reasonably necessary to fulfill the duties of his position as an employee and as may be further defined by the Board of Directors from time to time.

ENGAGING IN OTHER EMPLOYMENT

2.04- The EMPLOYEE agrees to use his best efforts, skill and experience in connection with his employment, shall devote faithful service, including substantially all of his business time and attention, to such employment and shall not engage in any activity of any nature whatsoever that would in any way materially interfere with his so devoting his service, business time and attention to his duties under this Agreement.

ARTICLE III

COMPENSATION OF EMPLOYEE AND EMPLOYEE BENEFITS

3.01- As compensation for the services rendered under this Agreement, the EMPLOYEE shall be entitled to receive from the EMPLOYER: a Base Salary as set forth on Exhibit A;  Additional Compensation as set forth on Exhibit B; and to participate in the Bonus Program set forth on Exhibit C.  The EMPLOYEE shall be eligible for a review of performance and compensation on January 1, 2008 and on an annual basis thereafter.

ARTICLE IV

VACATION PAY

4.01- The EMPLOYEE shall be entitled to an annual leave of three (3) weeks each calendar year with full pay, which leave shall not interfere with the effective operation of the EMPLOYER corporation.

4.02- The EMPLOYEE shall be entitled to normal annual holidays determined from time to time by the Compensation Committee as designated by the Board of Directors of EMPLOYER with full pay.

4.03- The EMPLOYEE shall not be entitled to carry over unused vacation and/or holiday leave to succeeding years, and shall be deemed to have lost any unused leave.

ARTICLE V
REIMBURSEMENT OF EMPLOYEE EXPENSES

5.01- The EMPLOYER shall reimburse the EMPLOYEE for reasonable out-of-pocket expenses incurred in connection with the performance of the EMPLOYEE’s duties pursuant to the Agreement upon the presentation of itemized accounts and receipts, subject to the EMPLOYER’s policies.  The EMPLOYER in its reasonable discretion shall reimburse the EMPLOYEE for expenses related to any continuing educational courses, licenses, or professional associations required for the EMPLOYEE to perform his duties.

ARTICLE VI
PROHIBITION ON DISCLOSURE OF CONFIDENTIAL INFORMATION

6.01- EMPLOYEE acknowledges he will have access to operating financial and other information of EMPLOYER and customers of the EMPLOYER including, without limitation, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the EMPLOYER (“Confidential Information”).  EMPLOYEE also acknowledges that the foregoing provides EMPLOYER with a competitive advantage (or that could be used to the disadvantage of the EMPLOYER by a competitor).  EMPLOYEE also acknowledges the interest of the EMPLOYER in maintaining the confidentiality of such information and EMPLOYEE shall not, nor any person acting on behalf of EMPLOYEE, divulge, disclose or make known in any way or use for the individual benefit of EMPLOYEE or others any of such Confidential Information. The foregoing is not applicable to such Confidential Information that is established by EMPLOYER to be in the public domain otherwise than as a result of its unauthorized disclosure by EMPLOYEE or any other person.

6.02- The customers of the EMPLOYER entrust the EMPLOYER with responsibility for their business in the expectation that the EMPLOYER will hold all such matters, including in some cases the fact that they are doing business with the EMPLOYER and the specific transactions in which they are engaged, in the strictest confidence (“Customer Confidences”). EMPLOYEE covenants that after the termination of his employment with the EMPLOYER, he will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

6.03- Employee hereby assigns to the EMPLOYER his entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called “Developments”) made, conceived, written or otherwise created solely by him or jointly with others, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the EMPLOYER. EMPLOYEE, after the termination of its employment with EMPLOYER, shall return to the EMPLOYER (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the EMPLOYER (“Employer Documents”) including, but not limited to, documents generated by EMPLOYEE pursuant to his relationship with the EMPLOYER.

6.04- EMPLOYEE acknowledges that the EMPLOYER has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination of the EMPLOYEE, EMPLOYEE goes to work or becomes affiliated with a competitor of the EMPLOYER.

6.05- EMPLOYEE further acknowledges that all customers he serviced or dealt with while employed with the EMPLOYER are customers of the EMPLOYER and not EMPLOYEE’s personally.  EMPLOYEE also acknowledges that, by virtue of his employment with the EMPLOYER, EMPLOYEE has gained or will gain knowledge of the identity, characteristics and preferences of the customers of the EMPLOYER, and that EMPLOYEE will not use such Customer Confidences and Confidential Information at any time.

EMPLOYEE STATEMENTS CONCERNING THE EMPLOYER

6.06- The EMPLOYEE undertakes that at all times, now or hereafter, he will always speak of the EMPLOYER on a positive basis and that he will not, directly or indirectly, disparage the business or reputation of the EMPLOYER to any accounts, customers or clients, or any other person.

RETURN OF COMPANY PROPERTY AND DOCUMENTS

6.08- On termination of the EMPLOYEE’s employment with the Company, or at any time upon the request of the Board of Directors the EMPLOYER, or its affiliates, the EMPLOYEE shall return to the EMPLOYER all  documents, including all copies thereof, and all other property relating to the business or affairs of the EMPLOYER, including, without limitation, customer lists, agents or representatives lists, commission schedules and information manuals, letters, materials, reports, lists and records, credit cards paid for by the Company, computers, telephones, personal digital assistants and similar devices, and keys to Company facilities (all such documents and other property being hereinafter referred to collectively as the “Materials”), in his possession or control, no matter from whom or in what manner he may have acquired such property.  The EMPLOYEE acknowledges and agrees that all of the Materials are property of the EMPLOYER and releases all claims of right of ownership thereto.

ARTICLE VII
TERMINATION OF EMPLOYMENT

7.01- Termination for Cause.

i.       The parties agree that if the EMPLOYEE shall violate any provision of this Agreement, the EMPLOYEE’s employment with the EMPLOYER and all of his rights may be terminated immediately for such cause at the option of the EMPLOYER. Notice of termination shall be given via hand delivery or by certified mail sent to the last known address of the EMPLOYEE.

ii.      The EMPLOYER may terminate the EMPLOYEE’s employment with the Company for “Cause.” For the purposes of this Agreement, “cause” shall include, without limitation, the following:

1.          Failure or neglect by EMPLOYEE to perform the duties of is position;

2.          Failure of EMPLOYEE to obey lawful orders given by the Company or supervisors;

3.          Misconduct in connection with the performance of any of the EMPLOYEE’s duties, including without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject;

4.          Commission by EMPLOYEE of an act involving moral turpitude, dishonesty, theft, or unethical business conduct, conduct that impairs or injures the reputation of, or harms, the Company;

5.          Disloyalty by EMPLOYEE, including without limitation, aiding a competitor;

6.          Failure by EMPLOYEE to devote his full time and best efforts to the Company’s business and affairs;

7,          Failure by EMPLOYEE to work exclusively for the Company;

8.          Failure to cooperate fully in an investigation by the Company;

9.          Any breach of this Agreement or Company rules; or

10.        Any other act of misconduct by EMPLOYEE.

7.02- In the event of a termination of this Agreement by the EMPLOYER as set forth above, the EMPLOYEE shall be entitled to the compensation and any benefits earned by him prior to the date of termination as provided in this Agreement, computed pro-rata up to and including that date.

7.03- The EMPLOYEE may terminate this Agreement by giving the EMPLOYER three (3) months prior written notice.  During the notice period, the EMPLOYEE shall continue to perform all duties required and shall be compensated pursuant to this Agreement.  At the conclusion of the notice period, the EMPLOYEE will not be entitled to any other compensation under this Agreement.

7.04- This Agreement shall terminate upon the death of the EMPLOYEE, in which event the EMPLOYER shall pay the EMPLOYEE’s estate the compensation and any benefits earned by him prior to the date of death as provided in this Agreement, computed pro-rata up to and including that date.  The EMPLOYEE’s estate will not be entitled to any other compensation under this Agreement.

7.05- If, during the Employment term, in the opinion of the EMPLOYER, the EMPLOYEE, because of physical or mental illness or incapacity, shall become unable to perform substantially all of the duties and services required of him under this Agreement for a period of six months in the aggregate during any 12-month period, the Company may, upon at least ten (10) days’ prior written notice given at any time after expiration of such six-month day period, notify the EMPLOYEE of its intention to terminate this Agreement as of the date set forth in the notice.  In case of such termination, the EMPLOYEE shall be entitled to receive salary, benefits, and reimbursable expenses owing to him through the date of termination.  Thereafter, the EMPLOYER shall have no further obligation or liability to the EMPLOYEE pursuant to this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

8.01- Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by certified mail with postage prepaid and return receipt requested. Mail notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with this paragraph. Notice delivered personally shall be deemed communicated as of actual receipt; mail notices shall be deemed communicated as of three (3) days after mailing.

8.02- If any provision in this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

8.03- In the event of merger, consolidation, or liquidation of the EMPLOYER, or in the event of a sale or transfer of substantially all of the operating assets of the EMPLOYER to any other person, firm, corporation, association or other entity, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the surviving corporation or such purchaser or transferee, as the case may be, and be binding on the EMPLOYEE.  Neither this Agreement, nor any of EMPLOYEE’s rights, powers, duties, or obligations hereunder, may be assigned by the EMPLOYEE.

8.04- Any waiver or consent from the EMPLOYER with respect to any term or provision of this Agreement or any other aspect of EMPLOYEE’s conduct or employment shall be effective only in the specific instance and for the specified purpose for which given and shall not be deemed, regardless of the frequency given, to be a further or continuing waiver or consent.  The failure or delay of the EMPLOYER at any time or times to require performance, or to exercise any of its powers, right, or remedies with respect to any term or provision of this Agreement or any other aspect of EMPLOYEE’s conduct or employment in no manner, except as expressly provided herein, shall affect the EMPLOYER’s right at a later time to enforce such term or provision.

8.05- If either party to this Agreement commences any legal proceeding for the enforcement of the terms and conditions of this Agreement, or the breach thereof, each party shall pay its own attorneys’ fees and costs of such actions of any appellate proceedings associated therewith.

8.06- This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to its conflict of law provisions.  Venue of any legal proceedings arising out of this Agreement shall be in Fairfield County, Connecticut, without giving effect to any conflict of laws principles.

8.07- This Agreement represents the entire understanding between the parties with respect to the subject matter and supersedes any and all other agreements, either oral or in writing between the parties with respect to the employment of the EMPLOYEE by the EMPLOYER and contains all of the covenants and agreements between the parties with respect to the employment in any manner whatsoever.  Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or by anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise, not contained in this Agreement shall be valid or binding.  Any modification of this Agreement shall be effective only if in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

DAVID W. WHITWELL

IWT TESORO CORPORATION
By:

EXHIBIT A

COMPENSATION — Base Salary

Base Salary: $200,000.00 per annum.

EXHIBIT B

COMPENSATION — Other Compensation

1. Monthly car allowance: $750.00

2. The EMPLOYEE will be granted 30,000 shares of the Common Stock of IWTT pursuant to the terms of its Stock Incentive Plan.

EXHIBIT C

COMPENSATION — Bonus Program

1. The EMPLOYEE will be eligible to participate on a pro rata basis in the bonus plan that is applicable to general management of the Company for calendar year 2006, and the plan that is developed for calendar year 2007.

2. The EMPLOYEE will be eligible for a supplemental bonus 12 months after his Commencement Date of up to 50,000 shares of the Common Stock of IWTT, calculated on the percentage reduction in outside professional fees incurred by the Company.  He will be eligible for a grant of 50,000 shares if the above fees are reduced by 30% or more from the prior 12-month period, and a grant of 25,000 shares if the fees are reduced between 15% and 29% from the prior period.  The Company will consider granting additional shares to cover the potential income tax liability created by the difference between the fair market value of the stock at the commencement of employment and the date of the bonus grant.  For purposes of calculating the bonus grant, any outside professional fees associated with acquisitions, new subsidiaries, or business lines outside the normal course of business will be excluded from the calculation.